Exhibit 24.13
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS:
     WHEREAS, Chevron Corporation, a Delaware corporation (the “Corporation”), contemplates filing with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Act of 1933, as amended, and the regulations promulgated thereunder, Registration Statements on Form S-8 (and amendments thereto, including post-effective amendments) for securities under the following plans of Unocal Corporation and its subsidiaries: the 2004 Directors’ Deferred Compensation and Restricted Stock Unit Award Plan; the 2001 Directors’ Deferred Compensation and Stock Award Plan; the 2004 Management Incentive Program; the 1998 Management Incentive Program; the 1991 Management Incentive Program; the Unocal Savings Plan; the Unocal Deferred Compensation Plan; the Unocal Stock Option Plan; the Directors’ Restricted Stock Units Plan; the Unocal Special Stock Option Plan; the Pure Resources, Inc. 1999 Incentive Plan; the Titan Exploration, Inc. 1996 Incentive Plan; and the Molycorp, Inc. 401(k) Retirement Savings Plan;
     WHEREAS, the undersigned is an officer or director, or both, of the Corporation:
     N O W, T H E R E F O R E, the undersigned hereby constitutes and appoints LYDIA I. BEEBE, CHRISTOPHER A. BUTNER, PATRICIA L. TAI, WALKER C. TAYLOR, or any of them, his or her attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign the aforementioned Registration Statements (and any and all amendments thereto, including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do and cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 15th day of August, 2005.
/s/ RONALD D. SUGAR